Exhibit 99.1

MATERION CORPORATION REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS
AND CONFIRMS OUTLOOK FOR 2016

MAYFIELD HEIGHTS, Ohio - April 29, 2016 - Materion Corporation (NYSE:MTRN) today reported first quarter 2016 financial results.

▪	First quarter 2016 earnings were $0.27 per share, diluted, in line with Company expectations.

▪	Net sales for the first quarter of 2016 were $235.5 million. Value-added sales were $143.9 million, flat with the fourth quarter of 2015 value-added sales.

▪	Both the Advanced Materials and Precision Coatings business groups delivered sequential profit growth and margin expansion in the first quarter of 2016, compared to the fourth quarter of 2015.

▪	The Company confirms its previously announced 2016 earnings forecast range of $1.30 to $1.55 per share, diluted.

FIRST QUARTER 2016 RESULTS

Net sales for the first quarter were $235.5 million, compared to net sales of $290.0 million for the first quarter of 2015. Value-added sales were $143.9 million for the first quarter of 2016, compared to value-added sales of $143.4 million for the fourth quarter of 2015 and $162.6 million for the first quarter of 2015. The sequentially flat value-added sales in the first quarter of 2016 is reflective of 3.4% growth in product sales across the majority of our end markets, offset by a decrease in raw material beryllium hydroxide sales. The year-over-year decline in the first quarter of 2016 value-added sales was due primarily to weaker product demand from customers in the consumer electronics, energy and industrial components end markets, offset, in part, by strength from the defense and medical end markets.

Net income for the first quarter of 2016 was $5.4 million, or $0.27 per share, diluted, in line with the Company’s expectations. This compares to net income of $9.0 million, or $0.44 per share, diluted, for the first quarter of the prior year. Adjusted earnings for the first quarter of 2015, which excluded a net insurance settlement benefit, were $0.38 per share, diluted. The decline in year-over-year adjusted earnings is due to the 12% decline in value-added product sales and the unfavorable impacts of foreign exchange rates, as the first quarter of 2015 included foreign currency hedge gains of $1.6 million.

CHAIRMAN’S COMMENTS

Richard J. Hipple, Chairman, President and Chief Executive Officer, stated, “I am encouraged that the last several quarters of sequential sales deterioration appear to have abated, as our product sales, excluding raw material beryllium hydroxide, improved quarter to quarter. This sequential growth in product sales contrasts with the sharp drop off in demand from the energy and industrial components end markets and weakness in demand from China, which we had experienced in the back half of 2015. We appear to have reached a trough in the fourth quarter of 2015 in many of our end markets; however, I remain cautious regarding the slow global economic growth as we move through 2016. We are making good progress on our organic value-added growth strategy of driving new product introductions and continuing to pursue strategic acquisitions that can augment our growth and deliver shareholder value.”

BUSINESS SEGMENT REPORTING

Performance Alloys and Composites

Net sales for Performance Alloys and Composites in the first quarter of 2016 were $90.6 million, as compared to $103.3 million in the first quarter of 2015. Value-added sales were $78.2 million in the first quarter of 2016, as compared to $85.6 million in the first quarter of 2015. The decline in value-added sales from the prior-year first quarter is primarily due to weaker demand from customers in the energy and industrial components end markets and the lack of raw material beryllium hydroxide sales, offset partially by growth in defense sales. Sequentially, the first quarter of 2016 product sales reflected a combined 5% growth across the majority of our end markets, offset by the $4.2 million decrease in raw material beryllium hydroxide sales, resulting in flat total value-added sales compared to the fourth quarter of 2015.

Operating profit for the first quarter of 2016 was $1.5 million, which compares to $2.9 million in the fourth quarter of 2015 and $6.8 million for the first quarter of 2015. The sequential deterioration in profitability, despite flat value-added sales, reflects unfavorable foreign exchange impacts, as the fourth quarter of 2015 results included a $1.1 million foreign currency hedge gain. The year-over-year profit decline reflects a combination of the foreign exchange impact, the decline in value-added product sales, and the lack of raw material beryllium hydroxide sales.

Advanced Materials

Advanced Materials’ net sales for the first quarter of 2016 were $108.1 million, which compares to first quarter of 2015 net sales of $149.9 million. Value-added sales for the first quarter of 2016 were $42.1 million, compared to the fourth quarter of 2015 value-added sales of $39.8 million and the first quarter of 2015 value-added sales of $51.7 million. The 6% sequential growth in value-added sales was due to increased demand in this segment’s largest end market, consumer electronics, and the recovery in the telecommunication infrastructure end market. The first quarter of 2016 year-over-year value-added sales decline of 19% is reflective of weaker economic demand in the majority of the segment’s end markets.

Operating profit for the first quarter of 2016 was $5.2 million, compared to an operating profit of $4.5 million in the fourth quarter of 2015 and $8.9 million in the first quarter of 2015. Operating profit as a percent of value-added sales for the first quarter of 2016 was 12%, up 100 basis points compared to the same metric in the fourth quarter of 2015. The sequential operating profit growth of 16% and margin improvement resulted primarily from the 6% growth in value-added sales.

Other

The Other segment includes the operating results of the Precision Coatings group and unallocated corporate costs.

Within the Other segment, Precision Coatings’ net sales for the first quarter of 2016 were $36.8 million, compared to net sales of $36.6 million for the first quarter of 2015. Value-added sales for the first quarter of 2016 were $24.6 million, or flat with the same period of 2015.

Precision Coatings’ operating profit for the first quarter of 2016 was $4.1 million, or 17% of value-added sales, which compares to an operating profit of $1.7 million, or 7% of value-added sales in the first quarter of 2015 and $3.0 million, or 11% of value-added sales, in the fourth quarter of 2015. Operating profit growth and profit margin expansion both year over year and sequentially were driven by improved product mix and the realization of restructuring cost savings.

OUTLOOK

The Company is confirming its previously announced earnings range of $1.30 to $1.55 per share for the full-year of 2016. The sequential value-added sales growth across the majority of our end markets in the first quarter of 2016 is encouraging. We forecast the second half of 2016 earnings to be much stronger than the first half of 2016 due to the long lead time for defense orders, plus the timing of finalizing raw material beryllium hydroxide contracts.

CONFERENCE CALL

Materion Corporation will host a conference call with analysts at 9:00 a.m. Eastern Time, April 29, 2016. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until May 14, 2016 by dialing (877) 660-6853 or (201) 612-7415; please reference Conference ID Number 13634124. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

▪	Actual net sales, operating rates and margins for 2016;

▪	Our ability to strengthen our internal control over financial reporting and disclosure controls and procedures;

▪	The global economy;

▪	The impact of any U.S. Federal Government shutdowns and sequestrations;

▪
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: consumer electronics, industrial components, medical, automotive electronics, defense, telecommunications infrastructure, energy, commercial aerospace and science;

▪	Changes in product mix and the financial condition of customers;

▪	Our success in developing and introducing new products and new product ramp-up rates;

▪	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

▪	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

▪	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

▪	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

▪	The availability of adequate lines of credit and the associated interest rates;

▪
Other financial factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, and the impact of the Company’s stock price on the cost of incentive compensation plans;

▪	The uncertainties related to the impact of war, terrorist activities and acts of God;

▪	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

▪	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects;

▪	The success of the realignment of our businesses; and

▪	The risk factors as set forth in Part 1, Item 1A of our Form 10-K for the year ended December 31, 2015.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                    Media Contact:

Michael C. Hasychak                Patrick S. Carpenter
(216) 383-6823                    (216) 383-6835
mike.hasychak@materion.com            patrick.carpenter@materion.com

http://www.materion.com
Mayfield Hts-g
###

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(In thousands except per share amounts)	April 1, 2016	April 3, 2015
Net sales	$235,511	$290,024
Cost of sales	192,154	237,669
Gross margin	43,357	52,355
Selling, general, and administrative expense	30,487	37,933
Research and development expense	3,452	3,348
Other — net	1,886	(2,158)
Operating profit	7,532	13,232
Interest expense — net	415	657
Income before income taxes	7,117	12,575
Income tax expense	1,749	3,591
Net income	$5,368	$8,984
Basic earnings per share:
Net income per share of common stock	$0.27	$0.45
Diluted earnings per share:
Net income per share of common stock	$0.27	$0.44
Cash dividends per share	$0.090	$0.085
Weighted-average number of shares of common stock outstanding:
Basic	20,018	20,144
Diluted	20,228	20,489

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	April 1, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$18,868	$24,236
Accounts receivable	112,921	97,236
Inventories	213,218	211,820
Prepaid expenses	12,855	12,799
Total current assets	357,862	346,091
Long-term deferred income taxes	26,971	25,743
Property, plant and equipment	848,495	833,834
Less allowances for depreciation, depletion and amortization	(581,200)	(570,205)
Property, plant and equipment—net	267,295	263,629
Intangible assets	12,167	13,389
Other assets	5,996	6,716
Goodwill	86,725	86,725
Total Assets	$757,016	$742,293
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$23,109	$8,990
Accounts payable	32,619	31,888
Salaries and wages	15,803	27,494
Other liabilities and accrued items	21,087	22,035
Income taxes	4,007	2,373
Unearned revenue	3,442	3,695
Total current liabilities	100,067	96,475
Other long-term liabilities	18,241	18,435
Retirement and post-employment benefits	90,298	92,794
Unearned income	44,807	45,953
Long-term income taxes	1,293	1,293
Deferred income taxes	111	110
Long-term debt	14,052	4,276
Shareholders’ equity	488,147	482,957
Total Liabilities and Shareholders’ Equity	$757,016	$742,293

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	First Quarter Ended
(Thousands)	April 1, 2016	April 3, 2015
Cash flows from operating activities:
Net income	$5,368	$8,984
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, depletion and amortization	11,308	11,909
Amortization of deferred financing costs in interest expense	151	148
Stock-based compensation expense (non-cash)	888	2,282
(Gain) loss on sale of property, plant, and equipment	(720)	74
Deferred income tax (benefit) expense	(1,118)	(7)
Changes in assets and liabilities net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(14,689)	(5,467)
Decrease (increase) in inventory	(527)	(5,925)
Decrease (increase) in prepaid and other current assets	(7)	(2,480)
Increase (decrease) in accounts payable and accrued expenses	(15,085)	(18,494)
Increase (decrease) in unearned revenue	(255)	5,510
Increase (decrease) in interest and taxes payable	1,009	1,314
Increase (decrease) in long-term liabilities	(2,920)	(1,520)
Other-net	(847)	(395)
Net cash used in operating activities	(17,444)	(4,067)
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(5,714)	(7,196)
Payments for mine development	(4,782)	(3,748)
Proceeds from sale of property, plant, and equipment	752	—
Net cash used in investing activities	(9,744)	(10,944)
Cash flows from financing activities:
Proceeds from issuance of short-term debt	14,103	13
Proceeds from issuance of long-term debt	10,000	41,103
Repayment of long-term debt	(227)	(13,929)
Principal payments under capital lease obligations	(241)	(230)
Cash dividends paid	(1,801)	(1,708)
Repurchase of common stock	(462)	(768)
Net cash provided by financing activities	21,372	24,481
Effects of exchange rate changes	448	(682)
Net change in cash and cash equivalents	(5,368)	8,788
Cash and cash equivalents at beginning of period	24,236	13,150
Cash and cash equivalents at end of period	$18,868	$21,938

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	First Quarter Ended						Fourth Quarter Ended
(Millions)	April 1, 2016			April 3, 2015			Dec. 31, 2015
Net Sales
Performance Alloys and Composites	$90.6			$103.3			$90.3
Advanced Materials	108.1			149.9			87.4
Other	36.8			36.8			36.4
Precision Coatings		36.8			36.6			36.4
Corporate		—			0.2			—
Total	$235.5			$290.0			$214.0

Less: Pass-through Metal Cost
Performance Alloys and Composites	$12.4			$17.7			$11.9
Advanced Materials	66.0			98.2			47.6
Other	13.2			11.5			11.2
Precision Coatings		12.2			12.0			10.0
Corporate		1.0			(0.5)			1.2
Total	$91.6			$127.4			$70.7

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$78.2			$85.6			$78.4
Advanced Materials	42.1			51.7			39.8
Other	23.6			25.3			25.2
Precision Coatings		24.6			24.6			26.4
Corporate		(1.0)			0.7			(1.2)
Total	$143.9			$162.6			$143.4

Gross Margin			% of VA			% of VA			% of VA
Performance Alloys and Composites	$17.7		23%	$23.1		27%	$17.9		23%
Advanced Materials	15.8		38%	20.7		40%	15.5		39%
Other	9.9		—	8.6		—	9.7		—
Precision Coatings		10.0	41%		8.3	34%		9.1	34%
Corporate		(0.1)	—		0.3	—		0.6	—
Total	$43.4		30%	$52.4		32%	$43.1		30%

Operating Profit			% of VA			% of VA			% of VA
Performance Alloys and Composites	$1.5		2%	$6.8		8%	$2.9		4%
Advanced Materials	5.2		12%	8.9		17%	4.5		11%
Other	0.8		—	(2.5)		—	0.7		—
Precision Coatings		4.1	17%		1.7	7%		3.0	11%
Corporate		(3.3)	—		(4.2)	—		(2.3)	—
Total	$7.5		5%	$13.2		8%	$8.1		6%

	First Quarter Ended						Fourth Quarter Ended
(Millions)	April 1, 2016			April 3, 2015			Dec. 31, 2015
Special Items
Performance Alloys and Composites	$—			$—			$—
Advanced Materials	—			—			—
Other	—			(2.1)			0.8
Precision Coatings		—			—			0.1
Corporate		—			(2.1)			0.7
Total	$—			$(2.1)			$0.8

Operating Profit Excluding Special Items			% of VA			% of VA			% of VA
Performance Alloys and Composites	$1.5		2%	$6.8		8%	$2.9		4%
Advanced Materials	5.2		12%	8.9		17%	4.5		11%
Other	0.8		—	(4.6)		—	1.5		—
Precision Coatings		4.1	17%		1.7	7%		3.1	12%
Corporate		(3.3)	—		(6.3)	—		(1.6)	—
Total	$7.5		5%	$11.1		7%	$8.9		6%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales are a non-GAAP measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	First Quarter Ended		Fourth Quarter Ended
(Millions except per share amounts)	April 1, 2016	April 3, 2015	Dec. 31, 2015
GAAP as Reported
Net Sales	$235.5	$290.0	$214.0
Gross margin	43.4	52.4	43.1
Operating profit	7.5	13.2	8.1
Net income	5.4	9.0	6.7
EPS - Diluted	$0.27	$0.44	$0.33

Reorganization costs (benefits)
Cost of goods sold	$—	$—	$0.1
Selling, general, and administrative expense	—	—	—
Other-net	—	—	—
Recovery from insurance and other litigation, net of expenses
Cost of sales	—	—	—
Selling, general, and administrative expense	—	1.7	—
Other-net	—	(3.8)	0.7
Total special items	$—	$(2.1)	$0.8
Special items - net of tax	$—	$(1.5)	$0.5
Tax Special Item	$—	$0.2	$—

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$143.9	$162.6	$143.4
Gross margin	43.4	52.4	43.2
Gross margin % of VA	30.2%	32.2%	30.1%
Operating profit	7.5	11.1	8.9
Operating profit % of VA	5.0%	6.8%	6.2%
Net income	5.4	7.7	7.2
EPS - Diluted	$0.27	$0.38	$0.36

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including gross margin, operating profit, net income and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation, we have adjusted out the cost (benefit) impact of the net recovery from insurance and other litigation claims, reorganization costs (benefits), legacy environmental costs, and certain income tax items from the applicable GAAP measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	First Quarter Ended			Fourth Quarter Ended
(Millions)	April 1, 2016	April 3, 2015	% Change	December 31, 2015	% Change
Materion Corporation
Consumer Electronics	$38.1	$44.4	(14.2)%	$35.9	6.1%
Industrial Components	21.8	25.2	(13.5)%	$20.5	6.3%
Medical	18.3	17.6	4.0%	$19.0	(3.7)%
Defense	14.3	9.6	49.0%	$15.5	(7.7)%
Automotive Electronics	12.7	15.0	(15.3)%	$10.7	18.7%
Energy	8.9	12.4	(28.2)%	$7.9	12.7%
Telecom Infrastructure	8.6	9.2	(6.5)%	$7.2	19.4%
Other	21.2	29.2	(27.4)%	$26.7	(20.6)%
Total	$143.9	$162.6	(11.5)%	$143.4	0.3%
Performance Alloy and Composites
Consumer Electronics	$14.7	$15.9	(7.5)%	$12.8	14.8%
Industrial Components	15.3	18.1	(15.5)%	14.9	2.7%
Medical	1.8	1.8	—%	1.6	12.5%
Defense	9.8	4.9	100.0%	11.2	(12.5)%
Automotive Electronics	12.0	13.9	(13.7)%	10.2	17.6%
Energy	5.6	8.3	(32.5)%	4.8	16.7%
Telecom Infrastructure	6.2	6.5	(4.6)%	5.6	10.7%
Other	12.8	16.2	(21.0)%	17.3	(26.0)%
Total	$78.2	$85.6	(8.6)%	$78.4	(0.3)%
Advanced Materials
Consumer Electronics	$19.3	$23.4	(17.5)%	$17.9	7.8%
Industrial Components	5.1	6.4	(20.3)%	4.5	13.3%
Medical	2.8	2.6	7.7%	2.9	(3.4)%
Defense	1.5	2.0	(25.0)%	1.4	7.1%
Automotive Electronics	—	—	—%	—	—%
Energy	3.3	4.1	(19.5)%	3.1	6.5%
Telecom Infrastructure	2.4	2.7	(11.1)%	1.6	50.0%
Other	7.7	10.5	(26.7)%	8.4	(8.3)%
Total	$42.1	$51.7	(18.6)%	$39.8	5.8%
Other
Consumer Electronics	$4.1	$5.1	(19.6)%	$5.2	(21.2)%
Industrial Components	1.4	0.7	100.0%	1.1	27.3%
Medical	13.7	13.2	3.8%	14.5	(5.5)%
Defense	3.0	2.7	11.1%	2.9	3.4%
Automotive Electronics	0.7	1.1	(36.4)%	0.5	40.0%
Energy	—	—	—%	—	—%
Telecom Infrastructure	—	—	—%	—	—%
Other	0.7	2.5	(72.0)%	1.0	(30.0)%
Total	$23.6	$25.3	(6.7)%	$25.2	(6.3)%